UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 21, 2005

Date of Report (Date of earliest event reported)

Intellisync Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21709	77-0349154
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2550 North First Street, San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 321-7650

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

1. On November 21, 2005, Intellisync Corporation (the “Company”) received notice from J. Keith Kitchen that he was resigning his position as the Company’s Principal Accounting Officer, effective immediately.  Mr. Kitchen remains the Company’s Controller.  Following Mr. Kitchen’s resignation, the Company’s Board of Directors appointed David P. Eichler the Company’s Principal Accounting Officer.

2. As previously disclosed on a Current Report on Form 8-K, on September 29, 2005, Said Mohammadioun, a member of the Company’s Board of Directors, gave notice to the Company of his intention not to stand for re-election as a member of the Company’s Board of Directors. Mr. Mohammadioun will continue to serve through the end of his current term, which is scheduled to expire at the Company’s 2005 annual meeting of stockholders. On November 21, 2005, the Company’s Board of Directors by duly authorized resolution reduced the number of directors from 8 to 6 effective upon Mr. Mohammadioun’s resignation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2005	INTELLISYNC CORPORATION

	By:	/s/ Woodson Hobbs
Woodson Hobbs President and Chief Executive Officer (Principal Executive Officer)

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